UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 4, 2005

NOVELLUS SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

California
(State or Other Jurisdiction of Incorporation)

0-17157 (Commission File Number)	77-0024666 (I.R.S. Employer Identification No.)

4000 North First Street, San Jose, California 95134
(Address of Principal Executive Offices) (Zip Code)

(408) 943-9700
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On April 6, 2005, Novellus Systems, Inc. (the “Company”) issued a press release announcing its receipt on April 4, 2005 of an unsolicited mini-tender offer being made by TRC Capital Corporation (TRC), a Canadian private investment company, to purchase up to 4 million shares of the Company’s common stock, representing approximately 2.85 percent of the Company’s shares outstanding as of April 4, 2005, for a price of $25.50 per share in cash. The Company does not in any way recommend or endorse TRC’s mini-tender offer and expresses no opinion as to whether the Company’s shareholders should tender their shares in the mini-tender offer. The Company is not affiliated in any way with TRC, the offer or the offer documentation. TRC’s offer of $25.50 per share is approximately 3.7 percent less than the $26.47 per share closing price of the Company’s shares on the Nasdaq National Market on April 4, 2005, the date on which TRC commenced the offer. A copy of the Company’s press release is attached hereto as Exhibit 99.1. The foregoing description of the press release is qualified in its entirety by reference to Exhibit 99.1. This Form 8-K and the attached exhibit are provided under Item 8.01 of Form 8-K and are furnished to, but not filed with, the Securities and Exchange Commission.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

The exhibit listed below is being furnished with this Form 8-K.

Exhibit
Number	Description
99.1	Novellus Systems, Inc. Press Release dated April 6, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVELLUS SYSTEMS, INC.
	By:	/s/ Kevin S. Royal
Kevin S. Royal
Date: April 6, 2005		Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Novellus Systems, Inc. Press Release dated April 6, 2005.